UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934.

                Date of Report (Date of Earliest event reported):
                                 March 22, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)


             Nevada                                         88-0231200
 (State or other jurisdiction of                          (IRS Employer
  incorporation or organization)                      Identification Number)

                          5440 W Sahara Ave, Suite 206
                    (Address of principal executive offices)

                               Las Vegas, NV 89146
                           (City, State and Zip Code)

                                 (702) 227-5111
                 Company's telephone number, including area code

Item 5.01. Changes in Control of Registrant

A meeting of the Board of Directors of NanoSignal Corporation, Inc. was held on March 15, 2005 to elect a new President and Chief Executive Officer of the corporation. Mr. Wolfe accepted the positon on Friday, March 18, 2005. Mr. Wolfe who is the managing partner of Apex Structures, LLC, a private equity firm specializing in institutional funding, venture capital and other lending products. Mr. Wolfe has an extensive background in lending, corporate structuring, tax planning and financial planning, manufacturing, and marketing expertise, in addition to his academic acumen he brings over ten years experience in financial services including corporate restructuring, planning and implementation. He has a degree from Michigan State University in business.



March 22, 2005                           NANOSIGNAL CORPORATION, INC.

                                         By: /s/ James Wolfe
                                             ----------------------
                                             James Wolfe, President